Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement (No. 333-277048) on Form S-4 of our report dated March 25, 2024, relating to the financial statements of Tectonic Therapeutic, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 25, 2024